Exhibit 10.1

Execution Version

AMENDED AND RESTATED TENDER AND SUPPORT AGREEMENT

This AMENDED AND RESTATED TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 7, 2024, is entered into by and among Crown Laboratories, Inc., a Delaware corporation (“Parent”), Reba Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the stockholders of Revance Therapeutics, Inc., a Delaware corporation (“Company”), set forth on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”).  All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub and the Stockholders entered into that certain Tender and Support Agreement, dated as of August 11, 2024 (the “Original Tender and Support Agreement”), and now desire to amend and restate the Original Tender and Support Agreement in its entirety on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as of November 29, 2024, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock, Company RSAs, Company RSUs, Company Options, Company PSAs and Company PSUs set forth opposite such Stockholder’s name on Schedule A (all such shares of Company Common Stock, together with any shares of Company Common Stock or any other voting securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired by any Stockholder prior to the valid termination of this Agreement in accordance with Section 5.2, including for the avoidance of doubt any shares of Company Common Stock or any other voting securities of the Company acquired by such Stockholder upon the settlement of any Company RSAs, Company RSUs, Company PSAs and Company PSUs or the exercise of any Company Options or other rights to acquire capital stock of the Company after the date hereof, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company, are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Merger Sub to commence an offer to purchase (the consummation of which is subject to the Offer Conditions) all of the issued and outstanding shares of Company Common Stock, and, following completion of the Offer, for the Merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to the Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO TENDER AND VOTE

1.1        Agreement to Tender.  Subject to the terms of this Agreement, as promptly as practicable after, but in no event later than seven (7) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any shares of Company Common Stock acquired by such Stockholder subsequent to such seventh (7th) Business Day, or in each case if such Stockholder has not received the Offer Documents by such time, as promptly as practicable (but in no event later than five (5) Business Days) after the acquisition of such shares or receipt of the Offer Documents, as the case may be (but, if such shares are acquired or such Offer Documents are received prior to the expiration of the Offer, in no event later than expiration of the Offer)), each Stockholder hereby agrees to validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of such Stockholder’s Subject Shares (other than Excluded Shares) pursuant to and in accordance with the terms of the Offer, free and clear of all Liens except for Permitted Liens.  Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw and will cause not to be withdrawn such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2.

1.2        Agreement to Vote.  Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote or consent thereon, be present (in person or by proxy) and vote (or cause to be voted) its Subject Shares (i) against any Acquisition Proposal or any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Offer or the Merger, including (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger), (B) any sale, exclusive license or transfer of a material amount of assets (including, for the avoidance of doubt, Intellectual Property) of the Company or its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or (C) any change in the present capitalization of the Company or amendment to the Charter or Bylaws, (ii) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (iii) against any other proposed action, agreement or transaction involving the Company that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or any other Transaction Document (collectively, the “Transactions”).  Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent and Merger Sub as to such Stockholder on a several basis, that:

2.1        Authorization; Binding Agreement.  If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations.  No other action of such Stockholder is necessary to authorize this Agreement.

2.2       Non-Contravention.  Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any Subject Shares of such Stockholder (other than one created by Parent or Merger Sub), or (e) violate any Law or order applicable to such Stockholder or by which any of its Subject Shares are bound, except as would not, in the case of each of clauses (c), (d) and (e), adversely affect in any material respect such Stockholder’s ability to timely perform its obligations under this Agreement.  No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

2.3         Ownership of Subject Shares; Total Shares.  As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 hereof or accepted for payment pursuant to the Offer) at all times during the Agreement Period (as defined below) will be, the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, except for (a) any such Lien that may be imposed pursuant to (i) this Agreement or in accordance with the Merger Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law.  Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of Subject Shares listed on Schedule A opposite such Stockholder’s name are the only equity interests or other securities in the Company beneficially owned or owned of record by such Stockholder as of the date hereof.  Other than the Subject Shares, such Stockholder does not own any shares of Company Common Stock or any other interests in any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

2.4        Voting Power.  Except with respect to Company RSAs, Company RSUs, Company Options, Company PSAs and Company PSUs (but including any Company Common Stock issued upon settlement of Company RSAs, Company RSUs, Company PSAs and Company PSUs or exercise of Company Options), such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares.  None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Subject Shares, except as provided hereunder.

2.5        Absence of Litigation.  With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any shares of Company Common Stock or Company Options beneficially owned by such Stockholder) that could reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform and comply with its obligations hereunder.

2.6        Brokers.  No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholders that:

3.1         Organization and Qualification.  Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

3.2        Authority for this Agreement.  Each of Parent and Merger Sub has all requisite entity power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

4.1        No Transfer; No Inconsistent Arrangements.  Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Lien, other than Permitted Liens, on any of such Stockholder’s Subject Shares, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), or (c) take or permit any other action that would in any way restrict, limit, impede, delay or interfere with the performance of, and compliance with, such Stockholder’s obligations hereunder in any material respect, otherwise make any representation or warranty of such Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Stockholder from performing, and complying with, any of its obligations under this Agreement.  If any involuntary Transfer of any of such Stockholder’s Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with its terms.  Each Stockholder hereby agrees to (i) authorize Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement and (ii) notify Parent as promptly as practicable (and in any event within 48 hours) in writing of the number of any additional shares of Company Common Stock of which such Stockholder acquires record or beneficial ownership on or after the date hereof.

4.2       No Exercise of Appraisal Rights.  Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of such Stockholder’s Subject Shares that may arise in connection with the Offer or the Merger.

4.3        Disclosure.  Each Stockholder hereby authorizes Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Schedule TO (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement.  Each Stockholder agrees to, as promptly as reasonably practicable, provide the Company or Parent with any information regarding such Stockholder that the Company or Parent may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to, as promptly as reasonably practicable, notify the Company and Parent of any required corrections with respect to any such written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

4.4        Public Statements.  Except as required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, each Stockholder shall not, and shall not authorize or permit any affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger, the Offer or any of the other Transactions without the prior written consent of Parent (such consent not to be unreasonably withheld).

4.5        Adjustments.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.6        Waiver of Certain Actions.  Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or any other Transaction Document or the consummation of the Merger or the other Transactions, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement or any other Transaction Document (including any claim seeking to enjoin or delay the acceptance of the Offer or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with this Agreement, the Merger Agreement, or any other Transaction Document or any of the transactions contemplated thereby or hereby, provided that the foregoing shall not limit any and all activities by a Stockholder or on behalf of a Stockholder in response to any claims commenced against such Stockholder or its interest.

4.7        Notices of Certain Events.  Each Stockholder shall as promptly as reasonably practicable notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Article II.

4.8        Non-Solicitation.  Each Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent, Merger Sub and their Affiliates and Representatives) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub and their Affiliates and Representatives), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries, offers or the making of any proposal that constitutes an Acquisition Proposal; (iii) participate, enter into, or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes an Acquisition Proposal (except, in each case, solely to notify such Person in response to an unsolicited inquiry that the provisions of Section 7.3(a) of the Merger Agreement prohibit any such discussions or negotiations); (iv) approve, endorse or recommend any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or (v) enter into any Alternative Acquisition Agreement; provided that, for the avoidance of doubt, this Section 4.8 shall not prevent or inhibit such Stockholder from taking any action permitted to be taken with respect to an Acquisition Proposal or Superior Proposal or to otherwise exercise their duties in their capacity as officers and directors of the Company, in each case, in accordance with Section 7.3 of the Merger Agreement.

ARTICLE V
MISCELLANEOUS

5.1        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received hereunder (i) one Business Day after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

If to Parent or Merger Sub, to:

Crown Laboratories, Inc.
207 Mockingbird Lane
Johnson City, TN 37604
Attn:   General Counsel
Email: shammock@crownlaboratories.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Edward Lee, P.C.; Marshall Shaffer, P.C.; Andrew Norwich; Joshua Kogan, P.C.
Email: edward.lee@kirkland.com; marshallshaffer@kirkland.com; andrew.norwich@kirkland.com; jkogan@kirkland.com

If to the Company (prior to the Effective Time) to:

Revance Therapeutics, Inc.
1222 Demonbreun Street
Nashville, Tennessee 37203
Attn:    Mark Foley; Tobin Schilke
Email:  tschilke@revance.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attn:     Howard Ellin; Demetrius Warrick
Email:   howard.ellin@skadden.com; demetrius.warrick@skadden.com

If to a Stockholder, to the address or email address set forth on such Stockholder’s signature page hereto.

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day.

5.2       Termination.  This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholders, or (d) any amendment or change to the Merger Agreement or the Offer that is effected without Stockholder’s consent that decreases the amount, or changes the form, of consideration in an adverse manner to such Stockholder, individually or the holders of Company Common Stock, generally, pursuant to the terms of the Merger Agreement (the period from the date hereof through such time being referred to as the “Agreement Period”).  Upon the valid termination of this Agreement in accordance with this Section 5.2, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for fraud or any Willful and Material Breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any valid termination of this Agreement in accordance with this Section 5.2.

5.3        Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4       Expenses.  All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Transactions are consummated.

5.5       Entire Agreement; Assignment.  This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may assign any of their respective rights and obligations to one or more Affiliates at any time, but no such assignment shall relieve Parent of its obligations hereunder.

5.6        Enforcement of the Agreement.  The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions.  It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity, without the requirement of posting bond, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.  Any and all remedies herein expressly conferred upon Parent and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon Parent or Merger Sub, and the exercise by Parent or Merger Sub of any one remedy will not preclude the exercise of any other remedy.

5.7         Jurisdiction; Waiver of Jury Trial.

(a)       Each Stockholder (i) consents to submit himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that he, she or it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement in any court other than any such court.  Each Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware or in any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Each Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail in accordance with Section 5.1 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.  EACH STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF PARENT OR MERGER SUB HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PARENT OR MERGER SUB WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH STOCKHOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH STOCKHOLDER MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH STOCKHOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(b).

5.8       Governing Law.  This Agreement, and any dispute arising out of, relating to or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

5.9         Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.10      Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.11       Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

5.12      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.  This Agreement or any counterpart may be executed and delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

5.13      Interpretation.  The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa.  The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement.  Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified.  The parties agree that they participated jointly in the negotiation and drafting of this Agreement, have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.  The words “or,” “neither,” “nor” and “either” are not exclusive.  Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders.

5.14      Further Assurances.  Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform its obligations under this Agreement.

5.15      Capacity as Stockholder.  Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company.  Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement, provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

5.16      Representations and Warranties.  The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the valid termination of this Agreement in accordance with Section 5.2.

5.17       Stockholder Obligation Several and Not Joint.  The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.  Further, Parent and Merger Sub agree that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

CROWN LABORATORIES, INC.

By:
Name:
Title:

MERGER SUB:

REBA MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER:

REVANCE THERAPEUTICS, INC.

By:
Name:

Address:

Email:

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	Shares of Company Common Stock	Company RSA	Company RSU	Company PSA	Company PSU	Company Options
Mark J. Foley
Tobin Schilke
Erica Jordan
Dwight Moxie
David Hollander

A-1